Exhibit 1.01

NXP Semiconductors N.V.

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of NXP Semiconductors N.V. has been prepared under Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015. NXP Semiconductors N.V. refers to the operations of NXP Semiconductors N.V. and its subsidiaries and may be referred to as the “Company,” “NXP,” “we,” “us” or “our,” as the context requires. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Report. On December 7, 2015, NXP completed the merger of Freescale Semiconductor, Ltd. (“Freescale”). The information presented in this Report during calendar year 2015 reflects the consolidated operations of NXP and Freescale. Information with respect to all other historical periods reflects the operations of NXP only. This Report has not been subject to an independent private sector audit.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, tungsten and gold, which we collectively refer to in this Report as “Covered Minerals”. For the purposes of this Report, we refer to the Democratic Republic of the Congo and any adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo as the “DRC Region”.

Certain matters discussed in this Report include forward-looking statements. These forward-looking statements are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed in the forward-looking statements. We undertake no obligation to update any information contained in this Report.

NXP has determined that Covered Minerals are necessary to the functionality or production of products that it manufactures or contracts to manufacture.

Description of NXP’s Products Covered by this Report

This Report relates to products: (i) for which Covered Minerals are necessary to the functionality or production; (ii) that were manufactured, or contracted to be manufactured, by NXP; and (iii) for which the manufacture was completed during calendar year 2015 (collectively, the “Covered Products”).

NXP designs and manufactures semiconductor product solutions that make lives easier, safer and more connected. Our products are incorporated into a wide range of our customers’ end-market applications including, but not limited to: automotive (such as advanced driver assistance systems, car entertainment and secure vehicle access); security and privacy (such as mobile transactions, e-Government, smart bank cards and user authentication); consumer (such as mobile audio, personal health & fitness and healthcare); and industrial (such as smart homes, smart cities and wireless infrastructure). We also provide development tools to our customers to aid in the design and evaluation of our semiconductor products. For the purposes of this Report, we have grouped our Covered Products into two categories: Semiconductor Products and Customer Development Tools. The Semiconductor Products category includes all semiconductor devices sold to our customers for incorporation into end-market applications. The Customer Development Tools category includes hardware products designed for customer evaluations or research and development and represents an immaterial amount of NXP product revenues. Customer Development Tools are not intended to be incorporated into our customers’ products.

NXP’s Due Diligence Process

As required under the Rule, for the reporting period from January 1 to December 31, 2015, NXP has taken the measures described in this Report to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. NXP’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to our position as a “downstream” purchaser.

Step 1: Establish Strong Company Management Systems

NXP believes taking responsibility for its impact on the world is crucial to the company’s success, its ability to deliver value to stakeholders, and for protecting the environment for future generations. We have established goals for corporate governance, people practices, product development, manufacturing, environment and community responsibility. NXP standards on social responsibility have been deployed through extensive training programs. We adopted a conflict-free sourcing policy in 2010. The latest version of our conflict-free sourcing policy can be found on our company website at http://cache.nxp.com/files/corporate/doc/support_info/NXP-STATEMENT-CONFLICT-MINERALS.pdf.

NXP has also adopted a Supplier Code of Conduct, available at http://www.nxp.com/about/corporate-responsibility/ethics/supplier-responsibility:SUPPLIER-RESPONSIBILITY. Among other things, the Supplier Code of Conduct communicates NXP’s expectations to its suppliers with respect to responsible sourcing of Covered Minerals. Suppliers are expected to have a policy to reasonably assure that Covered Minerals in the products they supply do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the DRC Region. Suppliers must exercise due diligence on the source and chain of custody of these minerals and make their due diligence measures available to NXP upon request.

An NXP internal team from the procurement and quality organizations led its Covered Minerals supply chain due diligence efforts. NXP’s Vice President of Global Quality oversaw the activities of this internal team.

Step 2: Identify and Assess Risks in the Supply Chain

NXP’s supply chain is complex, and in most cases there are many third parties in the supply chain between NXP’s ultimate manufacture of the Covered Products and the original sources of Covered Minerals. NXP requires its suppliers to identify the smelters and refiners of Covered Minerals in their supply chain. In most cases, our suppliers reported this information using the broadly adopted conflict minerals reporting template developed by the Conflict Free Sourcing Initiative (“CFSI”), a multi-industry initiative consisting of over 200 companies and associations. Due to the complexity of our supply chain, we rely on our suppliers for the accuracy and completeness of this information. In most cases, our suppliers submitted a consolidated smelter and refiner report for all of their products and materials, not just products and materials provided to NXP.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our procurement organization has implemented escalation procedures for suppliers who (i) provide products that incorporate Covered Minerals from smelters or refiners that do not comply with a third-party audit program or (ii) have not provided details on the sourcing of Covered Minerals in their supply chain. Under these procedures, our procurement organization developed a list of corrective actions which included a timeline for compliance and a decision to continue or temporarily suspend trade with the supplier during the corrective action period. Suppliers who did not make satisfactory progress addressing the identified corrective actions were reported to NXP’s chief procurement officer.

NXP’s due diligence measures with respect to identified smelters and refiners were primarily based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide Covered Minerals to our supply chain. In some cases, suppliers reported smelters and refiners that we believe were not operational or may have been misidentified as smelters and refiners. Where practicable, NXP contacted or attempted to contact smelters and refiners that were neither currently compliant nor in the process of becoming compliant with a third-party audit program. Upon contact, we requested more information about the country of origin of the Covered Minerals utilized in the smelter’s operations and encouraged CFSI or other third-party audit program participation.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We believe that engagement and active cooperation with other industry members with whom we share suppliers can assist in the identification of risks in NXP’s supply chain by facilitating identification of smelters and refiners and assessment of their due diligence practices. NXP is a member of, and participates in, IPC (a global trade association serving the printed board and electronics assembly industries), the Electronic Industry Citizenship Coalition (EICC), and the World Semiconductor Council, to improve the quality of our due diligence processes and data, and to work toward responsible sourcing of Covered Minerals.

In 2015, NXP was an active participant in CFSI’s Conflict Free Smelter Program (“CFSP”), an independent third-party audit program developed according to global standards (including the OECD Guidance) to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. NXP is a member of CFSI, with member identification number “NXPI”. NXP intends to continue active collaboration with industry peers on responsible sourcing in the coming years. In early 2016, NXP contributed $15,000 USD to the CFSP Audit Fund to boost the ability of new smelters and refiners to enter the program.

Step 5: Report Annually on Supply Chain Due Diligence

This Report is publicly available at http://www.nxp.com/about/corporate-responsibility/ethics/conflict-minerals:CONFLICT-MINERALS.

Results of NXP Due Diligence Measures

For the reporting period from January 1 to December 31, 2015, based upon an internal assessment and information provided by our suppliers, NXP identified suppliers who provided materials likely to incorporate Covered Minerals necessary to the functionality of the Covered Products (the “Covered Minerals Suppliers”).

This Report reflects 130 valid responses from NXP Covered Minerals Suppliers. These 130 suppliers represent 86% of the amount NXP paid to all Covered Minerals Suppliers in 2015. NXP has engaged non-responsive Covered Minerals Suppliers under the escalation procedures described in Step 3 above.

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, NXP has reasonably determined that the facilities that may have been used to process the Covered Minerals in NXP’s Semiconductor Products and Customer Development Tools in 2015 include the smelters and refiners (SORs) listed in Annex I.

Based on information received through the CFSP or equivalent independent third-party audit programs as of March 2, 2016, and information otherwise obtained through our research, NXP has reason to believe the countries of origin for the Covered Minerals contained in our Semiconductor Products and Customer Development Tools include the countries listed in Annex II.

We identified 298 SORs for all Covered Minerals in our supply chain. This included 216 SORs that were compliant with a third-party audit program (Validated) and an additional 38 smelters and refiners that were participating in a program to become compliant (Active). Among these 298 SORs, 40 were reported as sourcing Covered Minerals from the DRC Region; all 40 were compliant with the CFSP assessment protocols.

Smelter or Refiner (SOR) Certification Status

Semiconductor Product SORs			Customer Development Tool SORs
	2014	2015*		2015*
Validated	121	162	Validated	216
Active	25	9	Active	38
Not Validated	5	2	Not Validated	44

Total	151	173	Total	298

* 2015 figures represent the combined NXP and former Freescale supply chains

Risk Analysis: Smelter or Refiner Certification Status & Mineral Sourcing Location

Semiconductor Products SOR Mineral Sourcing Locations					Customer Development Tools SOR Mineral Sourcing Locations
	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total		DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total
Validated*	30	84	48	162	Validated*	40	108	68	216
Active*	—	4	5	9	Active*	—	9	29	38
Not Validated	—	—	2	2	Not Validated	—	—	44	44

Total	30	88	55	173	Total	40	117	141	298

* CFSI SOR Status as of March 2, 2016

NXP identified 44 high-risk SORs with unknown mine regions that were neither currently compliant nor in the process of becoming compliant with a third-party audit program. We contacted or attempted to contact 36 SORs to request more information about the country of origin of the Covered Minerals utilized in the SORs’ operations and encouraged the SORs to participate in a third party certification program. We were unable to obtain contact information for eight identified SORs, and we believe seven of these 44 SORs either temporarily or permanently ceased operations.

Based upon CFSI SOR status as of March 2, 2016, all tantalum smelters in our supply chain were compliant with a third-party audit program.

Additional Measures

NXP intends to continue taking the following steps this year to improve its due diligence measures and to further mitigate the risk that NXP’s use of Covered Minerals might finance or benefit armed groups in the DRC Region:

•	Update the list of products and Covered Minerals Suppliers to be included in NXP’s due diligence process for the 2016 reporting year;

•	Re-engage each Covered Minerals Supplier to obtain current and accurate information about the supplier’s supply chain of Covered Minerals;

•	Execute NXP’s escalation procedure with each Covered Minerals Supplier that (i) is non-responsive to requests for information or (ii) does not have systems in place to ensure sourcing of materials that comply with a third-party audit program; and

•	Participate in industry initiatives encouraging “conflict-free” supply chains and identifying “conflict-free” smelters and refiners.

Annex I – Smelters and Refiners

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Gold	Advanced Chemical Company	UNITED STATES		X
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	X	X
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN		X
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES		X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X	X
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	X	X
Gold	Argor-Heraeus S.A.	SWITZERLAND	X	X
Gold	Asahi Pretec Corp.	JAPAN	X	X
Gold	Asahi Refining Canada Ltd.	CANADA	X	X
Gold	Asahi Refining USA Inc.	UNITED STATES	X	X
Gold	Asaka Riken Co., Ltd.	JAPAN	X	X
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X	X
Gold	Aurubis AG	GERMANY	X	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X	X
Gold	Boliden AB	SWEDEN	X	X
Gold	C. Hafner GmbH + Co. KG	GERMANY	X	X
Gold	Caridad	MEXICO	X	X
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	X	X
Gold	Cendres + Métaux S.A.	SWITZERLAND		X
Gold	Chimet S.p.A.	ITALY	X	X
Gold	Chugai Mining	JAPAN		X
Gold	Daejin Indus Co., Ltd.	SOUTH KOREA		X
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA		X
Gold	DODUCO GmbH	GERMANY	X	X
Gold	Dowa	JAPAN	X	X
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF		X
Gold	Eco-System Recycling Co., Ltd.	JAPAN	X	X
Gold	Elemetal Refining, LLC	UNITED STATES	X	X
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES		X
Gold	Faggi Enrico S.p.A.	ITALY	X	X
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE		X
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA		X
Gold	Geib Refining Corporation	UNITED STATES		X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA		X
Gold	Guangdong Jinding Gold Limited	CHINA		X
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA		X
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Gold	Heimerle + Meule GmbH	GERMANY	X	X
Gold	Heraeus Ltd. Hong Kong	CHINA	X	X
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	X	X
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA		X
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF		X
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X	X
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	X	X
Gold	Istanbul Gold Refinery	TURKEY	X	X
Gold	Japan Mint	JAPAN		X
Gold	Jiangxi Copper Co., Ltd.	CHINA		X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION		X
Gold	JSC Uralelectromed	RUSSIAN FEDERATION		X
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	X	X
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES		X
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN		X
Gold	Kazzinc	KAZAKHSTAN		X
Gold	Kennecott Utah Copper LLC	UNITED STATES	X	X
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND		X
Gold	Kojima Chemicals Co., Ltd.	JAPAN	X	X
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF		X
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF		X
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN		X
Gold	L’azurde Company For Jewelry	SAUDI ARABIA		X
Gold	Lingbao Gold Co., Ltd.	CHINA		X
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA		X
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA		X
Gold	Materion	UNITED STATES	X	X
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	X	X
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	X	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE		X
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA		X
Gold	Metalor Technologies S.A.	SWITZERLAND	X	X
Gold	Metalor USA Refining Corporation	UNITED STATES	X	X
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	X	X
Gold	Mitsubishi Materials Corporation	JAPAN	X	X
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X	X
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA		X
Gold	Morris and Watson	NEW ZEALAND		X
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	X	X
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN		X
Gold	Nihon Material Co., Ltd.	JAPAN	X	X
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X	X
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	X	X
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION		X
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION		X
Gold	PAMP S.A.	SWITZERLAND	X	X
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA		X
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION		X
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA		X
Gold	PX Précinox S.A.	SWITZERLAND	X	X
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X	X
Gold	Republic Metals Corporation	UNITED STATES	X	X
Gold	Royal Canadian Mint	CANADA	X	X
Gold	Sabin Metal Corp.	UNITED STATES		X
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF		X
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF		X
Gold	SAXONIA Edelmetalle GmbH	GERMANY		X
Gold	Schone Edelmetaal B.V.	NETHERLANDS	X	X
Gold	SEMPSA Joyería Platería S.A.	SPAIN	X	X
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA		X
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA		X
Gold	Singway Technology Co., Ltd.	TAIWAN		X
Gold	So Accurate Group, Inc.	UNITED STATES	X	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION		X
Gold	Solar Applied Materials Technology Corp.	TAIWAN	X	X
Gold	Sudan Gold Refinery	SUDAN		X
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	X	X
Gold	T.C.A S.p.A	ITALY		X
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	X	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X	X
Gold	Tokuriki Honten Co., Ltd.	JAPAN	X	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA		X
Gold	Torecom	KOREA, REPUBLIC OF		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Gold	Umicore Brasil Ltda.	BRAZIL		X
Gold	Umicore Precious Metals Thailand	THAILAND	X	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X	X
Gold	United Precious Metal Refining, Inc.	UNITED STATES	X	X
Gold	Valcambi S.A.	SWITZERLAND	X	X
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	X	X
Gold	WIELAND Edelmetalle GmbH	GERMANY		X
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	X	X
Gold	Yokohama Metal Co., Ltd.	JAPAN	X	X
Gold	Yunnan Copper Industry Co., Ltd.	CHINA		X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X	X
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	X	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	X	X
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	X	X
Tantalum	D Block Metals, LLC	UNITED STATES		X
Tantalum	Duoluoshan	CHINA	X	X
Tantalum	Exotech Inc.	UNITED STATES	X	X
Tantalum	F&X Electro-Materials Ltd.	CHINA	X	X
Tantalum	FIR Metals & Resource Ltd.	CHINA		X
Tantalum	Global Advanced Metals Aizu	JAPAN	X	X
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	X	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X	X
Tantalum	H.C. Starck Co., Ltd.	THAILAND	X	X
Tantalum	H.C. Starck GmbH Goslar	GERMANY	X	X
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	X	X
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	X	X
Tantalum	H.C. Starck Inc.	UNITED STATES	X	X
Tantalum	H.C. Starck Ltd.	JAPAN	X	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X	X
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	X	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	X	X
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	X	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
Tantalum	KEMET Blue Metals	MEXICO		X
Tantalum	KEMET Blue Powder	UNITED STATES		X
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA		X
Tantalum	LSM Brasil S.A.	BRAZIL	X	X
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA		X
Tantalum	Mineração Taboca S.A.	BRAZIL	X	X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Tantalum	Mitsui Mining & Smelting	JAPAN	X	X
Tantalum	Molycorp Silmet A.S.	ESTONIA	X	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X	X
Tantalum	Plansee SE Liezen	AUSTRIA	X	X
Tantalum	Plansee SE Reutte	AUSTRIA	X	X
Tantalum	QuantumClean	UNITED STATES		X
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL		X
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA		X
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X	X
Tantalum	Taki Chemicals	JAPAN	X	X
Tantalum	Telex Metals	UNITED STATES	X	X
Tantalum	Tranzact, Inc.	UNITED STATES		X
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	X	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA		X
Tantalum	Zhuzhou Cemented Carbide	CHINA	X	X
Tin	Alpha	UNITED STATES	X	X
Tin	An Thai Minerals Co., Ltd.	VIET NAM		X
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	X	X
Tin	China Tin Group Co., Ltd.	CHINA	X	X
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA		X
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	X	X
Tin	CV Ayi Jaya	INDONESIA		X
Tin	CV Gita Pesona	INDONESIA		X
Tin	CV Serumpun Sebalai	INDONESIA	X	X
Tin	CV United Smelting	INDONESIA	X	X
Tin	CV Venus Inti Perkasa	INDONESIA	X	X
Tin	Dowa	JAPAN	X	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM		X
Tin	Elmet S.L.U.	SPAIN	X	X
Tin	EM Vinto	BOLIVIA	X	X
Tin	Estanho de Rondônia S.A.	BRAZIL		X
Tin	Feinhütte Halsbrücke GmbH	GERMANY		X
Tin	Fenix Metals	POLAND	X	X
Tin	Gejiu Jinye Mineral Company	CHINA		X
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA		X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	X	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA		X
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA		X
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA		X
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	X	X
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	X	X
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	X	X
Tin	Melt Metais e Ligas S.A.	BRAZIL		X
Tin	Metallic Resources, Inc.	UNITED STATES		X
Tin	Metallo-Chimique N.V.	BELGIUM	X	X
Tin	Mineração Taboca S.A.	BRAZIL	X	X
Tin	Minsur	PERU	X	X
Tin	Mitsubishi Materials Corporation	JAPAN	X	X
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA		X
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM		X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND		X
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	X	X
Tin	Operaciones Metalurgical S.A.	BOLIVIA	X	X
Tin	Phoenix Metal Ltd.	RWANDA		X
Tin	PT Alam Lestari Kencana	INDONESIA		X
Tin	PT Aries Kencana Sejahtera	INDONESIA	X	X
Tin	PT Artha Cipta Langgeng	INDONESIA	X	X
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	X	X
Tin	PT Babel Inti Perkasa	INDONESIA	X	X
Tin	PT Bangka Kudai Tin	INDONESIA		X
Tin	PT Bangka Prima Tin	INDONESIA		X
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA		X
Tin	PT Bangka Tin Industry	INDONESIA	X	X
Tin	PT Belitung Industri Sejahtera	INDONESIA	X	X
Tin	PT BilliTin Makmur Lestari	INDONESIA	X	X
Tin	PT Bukit Timah	INDONESIA	X	X
Tin	PT Cipta Persada Mulia	INDONESIA		X
Tin	PT DS Jaya Abadi	INDONESIA	X	X
Tin	PT Eunindo Usaha Mandiri	INDONESIA	X	X
Tin	PT Fang Di MulTindo	INDONESIA		X
Tin	PT Inti Stania Prima	INDONESIA	X	X
Tin	PT Justindo	INDONESIA	X	X
Tin	PT Karimun Mining	INDONESIA		X
Tin	PT Mitra Stania Prima	INDONESIA	X	X
Tin	PT Panca Mega Persada	INDONESIA	X	X
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA		X
Tin	PT Prima Timah Utama	INDONESIA	X	X
Tin	PT Refined Bangka Tin	INDONESIA	X	X
Tin	PT Sariwiguna Binasentosa	INDONESIA	X	X
Tin	PT Seirama Tin Investment	INDONESIA		X
Tin	PT Stanindo Inti Perkasa	INDONESIA	X	X
Tin	PT Sukses Inti Makmur	INDONESIA		X
Tin	PT Sumber Jaya Indah	INDONESIA		X
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	X	X
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	X	X
Tin	PT Tinindo Inter Nusa	INDONESIA	X	X
Tin	PT Tirus Putra Mandiri	INDONESIA		X
Tin	PT Tommy Utama	INDONESIA		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Tin	PT Wahana Perkit Jaya	INDONESIA	X	X
Tin	Resind Indústria e Comércio Ltda.	BRAZIL		X
Tin	Rui Da Hung	TAIWAN	X	X
Tin	Soft Metais Ltda.	BRAZIL	X	X
Tin	Thaisarco	THAILAND	X	X
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM		X
Tin	VQB Mineral and Trading Group JSC	VIET NAM		X
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	X	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	X	X
Tin	Yunnan Tin Company Limited	CHINA	X	X
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	X	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM		X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	X	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	X	X
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA		X
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA		X
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	X	X
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA		X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	X	X
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	X	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	X	X
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA		X
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	X	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	X	X
Tungsten	H.C. Starck GmbH	GERMANY	X	X
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	X	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	X	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	X	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA		X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	X	X
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	X	X
Tungsten	Japan New Metals Co., Ltd.	JAPAN	X	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	X	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA		X
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA		X

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	Semi- conductor Products*	Customer Development Tools*
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA		X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA		X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA		X
Tungsten	Kennametal Fallon	UNITED STATES	X	X
Tungsten	Kennametal Huntsville	UNITED STATES	X	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA		X
Tungsten	Moliren Ltd	RUSSIAN FEDERATION		X
Tungsten	Niagara Refining LLC	UNITED STATES		X
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	X	X
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	X	X
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM		X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	X	X
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM		X
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	X	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	X	X
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	X	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA		X

*	Smelter or refiner reported in the supply chain for NXP Semiconductor Products or NXP Customer Development Tool Products as indicated with an “X”.

Annex II – Country of Origin for Covered Minerals

Countries of Origin*
Angola	Ecuador	Madagascar	South Korea
Argentina	Egypt	Malaysia	South Sudan
Australia	Estonia	Mongolia	Spain
Austria	Ethiopia	Mozambique	Suriname
Belgium	France	Myanmar	Switzerland
Bolivia	Germany	Namibia	Taiwan
Brazil	Guyana	Netherlands	Tanzania
Burundi	Hungary	Nigeria	Thailand
Cambodia	India	Peru	Uganda
Canada	Indonesia	Portugal	United Kingdom
Central African Republic	Ireland	Republic of Congo	United States of America
Chile	Israel	Russia	Vietnam
China	Japan	Rwanda	Zambia
Colombia	Kazakhstan	Sierra Leone	Zimbabwe
Côte D’Ivoire	Kenya	Singapore	The Democratic Republic of Congo
Czech Republic	Laos	Slovakia
Djibouti	Luxembourg	South Africa

*	NXP has reason to believe the countries of origin for the Covered Minerals contained in our Semiconductor Products and Customer Development Tools may include the countries listed.